Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2026 Financial Results

Total Revenues of $1.28B, Cloud Revenue Grows 6.6% Y/Y
Delivers Net Income Margin of 13%, Robust Adjusted EBITDA Margin of 34%
Ayman Antoun Officially Joins as OpenText CEO effective April 20, 2026
Fiscal 2026 Third Quarter Highlights (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		Diluted EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flows
$1,283	$493	$173	$438	$0.70	$1.01	$355	$305
+2.2% Y/Y	+6.6% Y/Y	13.5% margin	34.1% margin	+100.0% Y/Y	+23.2% Y/Y	-11.8% Y/Y	-18.4% Y/Y

Waterloo, ON, May 7, 2026 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the third quarter ended March 31, 2026.

“I am delighted to join OpenText at a defining moment for our clients and our industry. Data is a company’s most precious natural resource, and OpenText is uniquely positioned to help clients securely unlock the value of that data to solve complex challenges and win,” said Ayman Antoun, OpenText CEO. “I am focused on listening and learning, energized by the momentum already built, and the opportunity ahead to drive disciplined execution, strong client outcomes, and sustainable growth.”

Ayman Antoun, OpenText Chief Executive Officer

“OpenText had a strong quarter, driven by 6.6% year-over-year revenue growth in our cloud business as our clients continue to manage and secure their data for enterprise AI,” said James McGourlay, OpenText President, CCO. “As large enterprises move to the cloud, we enable choice and flexibility to help them innovate, while meeting data regulation requirements. I am pleased to welcome Ayman Antoun as OpenText’s Chief Executive Officer, and I look forward to working closely with him as we remain focused on delivering solutions that support our clients’ success.”

James McGourlay, OpenText President, Chief Client Officer
(OpenText Interim Chief Executive Officer in Q3 FY’26)

“Operational discipline supported our resilient business model delivering solid margin and free cash flow performance in the quarter,” said Steve Rai, OpenText EVP, CFO. “Our strong cash flow and capital allocation flexibility enabled the repurchase and cancellation of 9.7 million shares in Q3. We ended the quarter with 242.2 million shares outstanding, a reduction of 6.7% year-over-year.”

Steve Rai, OpenText Executive Vice President, Chief Financial Officer

Third Quarter Financial Highlights Y/Y
•Total revenues: $1.283 billion, +2.2% Y/Y
•Annual recurring revenues (ARR): $1.058 billion, +2.7% Y/Y
•Cloud revenues: $493 million, +6.6% Y/Y, 21 consecutive quarters of cloud organic growth
•Quarterly enterprise cloud bookings(2): $196 million, +29.6% Y/Y
•Cash flows: Operating $355 million and free cash flows(3) $305 million
•Net income: GAAP $173 million, +86.0% Y/Y, Non-GAAP(3) $250 million, +15.9% Y/Y
•Adjusted EBITDA(3) of $438 million, margin of 34.1%
•Diluted earnings per share (EPS): GAAP $0.70, Non-GAAP(3) $1.01
•Capital returns of $313 million including $66 million via dividends and $247 million of share repurchases
(1) Numbers presented are in millions of US dollars, except for per share or percentage metrics.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based clients.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q3 Fiscal 2026 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q3 FY’26	Q3 FY’25	$ Change	% Change	Q3 FY’26 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$493	$463	$30	6.6%	$477	3.2%
Customer support	$565	$567	$(3)	(0.4)%	$538	(5.1)%
Total annual recurring revenues**	$1,058	$1,030	$28	2.7%	$1,016	(1.4)%
License	$145	$138	$7	4.9%	$137	(0.7)%
Professional service and other	$80	$86	$(6)	(7.4)%	$75	(13.0)%
Total revenues	$1,283	$1,254	$28	2.2%	$1,228	(2.1)%
GAAP-based operating income	$201	$209	$(8)	(3.8)%	N/A	N/A
Non-GAAP-based operating income (1)	$404	$363	$41	11.3%	$376	3.7%
GAAP-based net income attributable to OpenText	$173	$93	$80	86.0%	N/A	N/A
Non-GAAP-based net income attributable to OpenText (1)	$250	$216	$34	15.9%	$231	6.9%
GAAP-based EPS, diluted	$0.70	$0.35	$0.35	100.0%	N/A	N/A
Non-GAAP-based EPS, diluted (1)	$1.01	$0.82	$0.19	23.2%	$0.93	13.4%
Adjusted EBITDA (1)	$438	$395	$43	10.8%	$410	3.7%
Operating cash flows	$355	$402	$(48)	(11.8)%	N/A	N/A
Free cash flows (1)	$305	$374	$(69)	(18.4)%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY’26 YTD	FY’25 YTD	$ Change	% Change	FY’26 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,456	$1,382	$74	5.3%	$1,425	3.1%
Customer support	$1,734	$1,753	$(20)	(1.1)%	$1,680	(4.2)%
Total annual recurring revenues**	$3,189	$3,135	$54	1.7%	$3,104	(1.0)%
License	$464	$453	$11	2.4%	$449	(1.0)%
Professional service and other	$244	$269	$(25)	(9.3)%	$235	(12.8)%
Total revenues	$3,897	$3,858	$40	1.0%	$3,788	(1.8)%
GAAP-based operating income	$763	$711	$52	7.3%	N/A	N/A
Non-GAAP-based operating income (1)	$1,291	$1,244	$47	3.8%	$1,227	(1.4)%
GAAP-based net income attributable to OpenText	$487	$407	$80	19.7%	N/A	N/A
Non-GAAP-based net income attributable to OpenText (1)	$803	$758	$45	5.9%	$757	(0.2)%
GAAP-based EPS, diluted	$1.94	$1.53	$0.41	26.8%	N/A	N/A
Non-GAAP-based EPS, diluted (1)	$3.19	$2.85	$0.34	11.9%	$3.01	5.6%
Adjusted EBITDA (1)	$1,397	$1,341	$56	4.2%	$1,331	(0.7)%
Operating cash flows	$821	$672	$149	22.1%	N/A	N/A
Free cash flows (1)	$686	$563	$122	21.7%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period’s foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of the quarterly, non-cumulative cash dividend program, the Board declared on May 5, 2026, a cash dividend of $0.275 per common share. The record date for this dividend is June 5, 2026 and the payment date is June 19, 2026. OpenText believes strongly in returning value to its shareholders. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText Appoints James McGourlay as President, Chief Client Officer
•OpenText Enterprise Data and AI Solutions to be Available on AWS European Sovereign Cloud
•OpenText and S3NS Partner to Deliver European Sovereign Cloud Solutions with Google Cloud
•OpenText released a new global report, “Managing Risks and Optimizing the Value of AI, GenAI & Agentic AI,” developed in partnership with the Ponemon Institute
•OpenText Increases Share Repurchase Program to US$500 Million
•OpenText had a number of key client wins in the quarter representing a diverse set of industries across the globe.
•Key wins in the Americas included: HDR, Inc., HPE Aruba Networking, KeyBank, KNS International, M&T Bank, Ochin, Ricoh Corporation.
•Key wins in EMEA and the rest of the world included: Almac Group, Atruvia, Aydem Energy, Bank Aston (Guernsey), Hargassner, LuLu Group, Michelin, Mtrix Gmbh, National Grid, Saipem, Sanral, SASSA, TenneT Holding.

Summary of Quarterly Results
	Q3 FY’26	Q2 FY’26	Q3 FY’25	% Change (Q3 FY’26 vs Q2 FY’26)		% Change (Q3 FY’26 vs Q3 FY’25)
Revenue (millions)	$1,283	$1,327	$1,254	(3.3)%		2.2%
GAAP-based gross margin	73.1%	74.0%	71.6%	(90)	bps	150	bps
Non-GAAP-based gross margin (1)	76.7%	77.6%	75.7%	(90)	bps	100	bps
GAAP-based EPS, diluted	$0.70	$0.66	$0.35	6.1%		100.0%
Non-GAAP-based EPS, diluted (1)	$1.01	$1.13	$0.82	(10.6)%		23.2%
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Conference Call Information
OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast on Thursday, May 7, 2026 at 5:00 p.m. ET (2:00 p.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.
Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com

Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.

About OpenText
OpenText™ is a global leader in data management for enterprise AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for enterprise AI. Learn more at www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including returning to growth, strategic capital allocation, delivering sustained margin and free cash flow growth, reinvestment in core business, and generating returns for investors; expected future performance, including competitive position of and innovation to certain products and ability to build long-term shareholder value; client benefits from products; A-EBITDA expansion; executing the Company’s capital allocation strategy, including expected return to shareholders; execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; projected outlook, estimates and business model; portfolio shaping opportunities and divestiture of non-core assets, including benefits from and timing of such transactions and use of proceeds therefrom; future total and cloud revenues, operating expenses, margins, RPO, cRPO, free cash flows, earnings, interest expense and capital expenditures; net leverage and savings estimates and timing thereof; market share of our products; innovation road map; estimated annualized dividend; expected size and timing of the share repurchase program, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including reinvestment therein and associated benefits to clients; internal automation and AI leverage, including our AI strategy, vision and growth; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future outlook, estimates and business models, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2026	June 30, 2025
ASSETS	(unaudited)
Cash and cash equivalents	$1,254,144	$1,156,496
Accounts receivable trade, net of allowance for credit losses of $14,950 as of March 31, 2026 and $14,258 as of June 30, 2025	620,742	659,675
Contract assets	66,891	77,920
Income taxes recoverable	49,740	108,792
Prepaid expenses and other current assets	215,216	198,575
Assets held for sale	176,822	—
Total current assets	2,383,555	2,201,458
Property and equipment, net of accumulated depreciation of $738,215 as of March 31, 2026 and $835,324 as of June 30, 2025	391,182	375,252
Operating lease right of use assets	138,829	197,977
Long-term contract assets	49,435	49,293
Goodwill	7,325,034	7,517,463
Acquired intangible assets	1,582,880	1,976,591
Deferred tax assets	1,059,913	1,080,575
Other assets	307,720	307,693
Long-term income taxes recoverable	86,553	67,762
Total assets	$13,325,101	$13,774,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$898,681	$1,026,583
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	62,606	75,914
Deferred revenues	1,508,469	1,515,382
Income taxes payable	—	93,325
Liabilities held for sale	29,197	—
Total current liabilities	2,534,803	2,747,054
Long-term liabilities:
Accrued liabilities	38,292	42,312
Pension liability, net	139,889	132,215
Long-term debt	6,174,658	6,342,071
Long-term operating lease liabilities	141,239	189,949
Long-term deferred revenues	159,858	168,757
Long-term income taxes payable	66,634	79,604
Deferred tax liabilities	105,601	141,514
Total long-term liabilities	6,826,171	7,096,422
Shareholders’ equity:
Share capital and additional paid-in capital
242,230,377 and 254,784,391 Common Shares issued and outstanding at March 31, 2026 and June 30, 2025, respectively; authorized Common Shares: unlimited	2,137,801	2,193,985
Accumulated other comprehensive income (loss)	(47,251)	(67,067)
Retained earnings	1,945,539	1,940,113
Treasury stock, at cost (2,584,757 and 4,648,036 shares at March 31, 2026 and June 30, 2025, respectively)	(73,863)	(138,164)
Total OpenText shareholders’ equity	3,962,226	3,928,867
Non-controlling interests	1,901	1,721
Total shareholders’ equity	3,964,127	3,930,588
Total liabilities and shareholders’ equity	$13,325,101	$13,774,064

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues:
Cloud services and subscriptions	$492,929	$462,614	$1,455,522	$1,381,944
Customer support	564,845	567,379	1,733,611	1,753,464
License	145,085	138,363	463,860	453,099
Professional service and other	79,645	86,007	244,382	269,361
Total revenues	1,282,504	1,254,363	3,897,375	3,857,868
Cost of revenues:
Cloud services and subscriptions	177,360	174,186	519,829	521,731
Customer support	56,064	61,733	178,625	186,963
License	4,976	7,504	21,118	20,497
Professional service and other	63,509	65,487	189,084	200,443
Amortization of acquired technology-based intangible assets	43,322	47,199	131,730	141,646
Total cost of revenues	345,231	356,109	1,040,386	1,071,280
Gross profit	937,273	898,254	2,856,989	2,786,588
Operating expenses:
Research and development	171,166	197,333	498,603	568,753
Sales and marketing	282,624	260,102	827,674	779,913
General and administrative	108,667	115,718	324,541	321,804
Depreciation	34,311	32,474	105,499	96,524
Amortization of acquired customer-based intangible assets	65,408	79,683	223,614	242,235
Special charges (recoveries)	73,884	3,854	114,141	66,228
Total operating expenses	736,060	689,164	2,094,072	2,075,457
Income from operations	201,213	209,090	762,917	711,131
Other income (expense), net	80,231	(26,578)	80,187	6,382
Interest and other related expense, net	(74,409)	(78,816)	(234,750)	(246,713)
Income before income taxes	207,035	103,696	608,354	470,800
Provision for income taxes	34,282	10,842	120,815	63,618
Net income for the period	$172,753	$92,854	$487,539	$407,182
Net (income) attributable to non-controlling interests	(101)	(49)	(180)	(147)
Net income attributable to OpenText	$172,652	$92,805	$487,359	$407,035
Earnings per share—basic attributable to OpenText	$0.70	$0.35	$1.94	$1.54
Earnings per share—diluted attributable to OpenText	$0.70	$0.35	$1.94	$1.53
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	247,837	262,841	251,179	265,132
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	247,962	263,834	251,577	265,610

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Net income for the period	$172,753	$92,854	$487,539	$407,182
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(168)	(1,511)	28,852	(5,534)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss)—net of tax (1)	(1,199)	(46)	(2,206)	(3,580)
(Gain) loss reclassified into net income—net of tax (2)	(256)	1,371	(323)	2,643
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss)—net of tax (3)	(270)	(395)	401	289
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss)—net of tax (4)	(6,945)	—	(6,945)	(1,045)
Amortization of actuarial (gain) loss into net income—net of tax (5)	19	513	37	999
Total other comprehensive income (loss), net for the period	(8,819)	(68)	19,816	(6,228)
Total comprehensive income	163,934	92,786	507,355	400,954
Comprehensive income attributable to non-controlling interests	(101)	(49)	(180)	(147)
Total comprehensive income attributable to OpenText	$163,833	$92,737	$507,175	$400,807
______________________________
(1)Net of tax expense (recovery) of $(432) and $(17) for the three months ended March 31, 2026 and 2025, respectively; $(795) and $(1,291) for the nine months ended March 31, 2026 and 2025, respectively.
(2)Net of tax expense (recovery) of $(92) and $494 for the three months ended March 31, 2026 and 2025, respectively; $(117) and $952 for the nine months ended March 31, 2026 and 2025, respectively.
(3)Net of tax expense (recovery) of $(129) and $91 for the three months ended March 31, 2026 and 2025, respectively; $180 and $316 for the nine months ended March 31, 2026 and 2025, respectively.
(4)Net of tax expense (recovery) of $(2,432) and $— for the three months ended March 31, 2026 and 2025, respectively; $(2,432) and $(43) for the nine months ended March 31, 2026 and 2025, respectively.
(5)Net of tax expense (recovery) of $(20) and $83 for the three months ended March 31, 2026 and 2025, respectively; $(37) and $267 for the nine months ended March 31, 2026 and 2025, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2026
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2025	251,676	$2,183,939	(2,584)	$(73,863)	$1,971,950	$(38,432)	$1,800	$4,045,394
Issuance of Common Shares
Under employee stock option plans	—	10	—	—	—	—	—	10
Under employee stock purchase plans	233	6,557	—	—	—	—	—	6,557
Share-based compensation	—	20,008	—	—	—	—	—	20,008
Purchase of treasury stock	—	—	(87)	(2,849)	—	—	—	(2,849)
Issuance of treasury stock	—	(2,849)	86	2,849	—	—	—	—
Repurchase of Common Shares	(9,679)	(69,864)	—	—	(131,846)	—	—	(201,710)
Dividends declared ($0.275 per Common Share)	—	—	—	—	(67,217)	—	—	(67,217)
Other comprehensive income (loss) - net	—	—	—	—	—	(8,819)	—	(8,819)
Net income for the period	—	—	—	—	172,652	—	101	172,753
Balance as of March 31, 2026	242,230	$2,137,801	(2,585)	$(73,863)	$1,945,539	$(47,251)	$1,901	$3,964,127

	Three Months Ended March 31, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	263,728	$2,275,583	(4,226)	$(144,432)	$2,174,514	$(75,779)	$1,621	$4,231,507
Issuance of Common Shares
Under employee stock option plans	—	3	—	—	—	—	—	3
Under employee stock purchase plans	273	6,551	—	—	—	—	—	6,551
Share-based compensation	—	23,000	—	—	—	—	—	23,000
Purchase of treasury stock	—	—	(297)	(7,564)	—	—	—	(7,564)
Issuance of treasury stock	—	(73,720)	2,010	74,322	(425)	—	—	177
Repurchase of Common Shares	(4,351)	(31,405)	—	—	(115,412)	—	—	(146,817)
Dividends declared ($0.2625 per Common Share)	—	—	—	—	(69,235)	—	—	(69,235)
Other comprehensive income (loss) - net	—	—	—	—	—	(68)	—	(68)
Net income for the period	—	—	—	—	92,805	—	49	92,854
Balance as of March 31, 2025	259,650	$2,200,012	(2,513)	$(77,674)	$2,082,247	$(75,847)	$1,670	$4,130,408

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Nine Months Ended March 31, 2026
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2025	254,784	$2,193,985	(4,648)	$(138,164)	$1,940,113	$(67,067)	$1,721	$3,930,588
Issuance of Common Shares
Under employee stock option plans	882	27,311	—	—	—	—	—	27,311
Under employee stock purchase plans	789	21,979	—	—	—	—	—	21,979
Share-based compensation	—	58,808	—	—	—	—	—	58,808
Purchase of treasury stock	—	—	(87)	(2,849)	—	—	—	(2,849)
Issuance of treasury stock	—	(61,626)	2,150	67,150	—	—	—	5,524
Repurchase of Common Shares	(14,225)	(102,656)	—	—	(275,949)	—	—	(378,605)
Dividends declared ($0.825 per Common Share)	—	—	—	—	(205,984)	—	—	(205,984)
Other comprehensive income (loss) - net	—	—	—	—	—	19,816	—	19,816
Net income for the period	—	—	—	—	487,359	—	180	487,539
Balance as of March 31, 2026	242,230	$2,137,801	(2,585)	$(73,863)	$1,945,539	$(47,251)	$1,901	$3,964,127

	Nine Months Ended March 31, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	70	1,883	—	—	—	—	—	1,883
Under employee stock purchase plans	992	25,722	—	—	—	—	—	25,722
Share-based compensation	—	82,801	—	—	—	—	—	82,801
Purchase of treasury stock	—	—	(2,484)	(72,587)	—	—	—	(72,587)
Issuance of treasury stock	—	(115,556)	3,107	118,181	(1,127)	—	—	1,498
Repurchase of Common Shares	(9,213)	(66,724)	—	—	(233,668)	—	—	(300,392)
Dividends declared ($0.7875 per Common Share)	—	—	—	—	(209,152)	—	—	(209,152)
Other comprehensive income (loss) - net	—	—	—	—	—	(6,228)	—	(6,228)
Net income for the period	—	—	—	—	407,035	—	147	407,182
Balance as of March 31, 2025	259,650	$2,200,012	(2,513)	$(77,674)	$2,082,247	$(75,847)	$1,670	$4,130,408

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income for the period	$172,753	$92,854	$487,539	$407,182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	143,041	159,356	460,843	480,405
Share-based compensation expense	19,877	23,000	58,790	82,919
Pension expense	3,066	3,381	9,294	10,194
Amortization of debt discount and issuance costs	5,564	5,539	17,176	16,334
Write-off of right of use assets	3,329	46	11,173	1,431
Gain on divestiture	(64,311)	—	(64,311)	—
Adjustment to gain on AMC Divestiture	—	—	—	4,175
Loss on extinguishment of debt	5,301	—	5,301	—
Loss on sale and write down of property and equipment, net	3,545	289	6,368	728
Deferred taxes	(1,942)	(38,794)	(34,741)	(91,771)
Share in net (income) of equity investees	(16)	(1,644)	(7,649)	(3,637)
Changes in derivative instruments	(14,513)	9,836	(25,262)	(10,778)
Changes in operating assets and liabilities:
Accounts receivable	53,501	70,030	113,991	111,909
Contract assets	(25,881)	(36,155)	(95,559)	(96,101)
Prepaid expenses and other current assets	(30,055)	(17,401)	(19,887)	37,177
Income taxes	(23,263)	12,578	(55,927)	(184,149)
Accounts payable and accrued liabilities	43,167	46,802	(55,325)	(81,308)
Deferred revenue	68,173	82,367	18,758	10,960
Other assets	(1,946)	(6,146)	5,431	(7,582)
Operating lease assets and liabilities, net	(4,797)	(3,697)	(14,988)	(15,661)
Net cash provided by operating activities	354,593	402,241	821,015	672,427
Cash flows from investing activities:
Additions of property and equipment	(49,720)	(28,412)	(135,469)	(108,997)
Proceeds from divestiture	162,879	—	162,879	—
Adjustment to proceeds from AMC Divestiture	—	—	—	(11,686)
Proceeds from interest on derivative instruments	(865)	2,647	5	5,166
Settlement of derivative instruments	—	(10,380)	—	(10,380)
Other investing activities	—	582	632	6,474
Net cash provided by (used in) investing activities	112,294	(35,563)	28,047	(119,423)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	7,964	8,185	49,463	25,925
Repayment of long-term debt and Revolver	(171,963)	(8,962)	(189,889)	(26,888)
Net change in transition services agreement obligation	1,371	(37,215)	1,371	(15,277)
Debt issuance costs	—	—	—	(1,066)
Repurchase of Common Shares	(246,952)	(114,563)	(404,577)	(267,969)
Purchase of treasury stock	(1,326)	(5,136)	(1,326)	(70,159)
Payments of dividends to shareholders	(66,233)	(67,961)	(202,968)	(205,335)
Other financing activities	(1,523)	—	(1,523)	—
Net cash used in financing activities	(478,662)	(225,652)	(749,449)	(560,769)
Foreign exchange gain (loss) on cash held in foreign currencies	(5,838)	14,660	(2,335)	4,866
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(17,613)	155,686	97,278	(2,899)
Cash, cash equivalents and restricted cash at beginning of the period	1,272,997	1,124,208	1,158,106	1,282,793
Cash, cash equivalents and restricted cash at end of the period	$1,255,384	$1,279,894	$1,255,384	$1,279,894

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2026	March 31, 2025
Cash and cash equivalents	$1,254,144	$1,277,950
Restricted cash (1)	1,240	1,944
Total cash, cash equivalents and restricted cash	$1,255,384	$1,279,894

(1)Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company’s results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted EBITDA is defined and calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
Free cash flows is defined and calculated as GAAP-based cash flows provided by operating activities less capital expenditures.
The Company’s management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. These items are excluded based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Condensed Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company’s operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to outlook, estimates or business models, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2026 (In thousands, except for per share data)
	Three Months Ended March 31, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$177,360		$(1,473)	(1)	$175,887
Customer support	56,064		(789)	(1)	55,275
Professional service and other	63,509		(654)	(1)	62,855
Amortization of acquired technology-based intangible assets	43,322		(43,322)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	937,273	73.1%	46,238	(3)	983,511	76.7%
Operating expenses
Research and development	171,166		(2,786)	(1)	168,380
Sales and marketing	282,624		(8,323)	(1)	274,301
General and administrative	108,667		(5,852)	(1)	102,815
Amortization of acquired customer-based intangible assets	65,408		(65,408)	(2)	—
Special charges (recoveries)	73,884		(73,884)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	201,213		202,491	(5)	403,704
Other income (expense), net	80,231		(80,231)	(6)	—
Provision for income taxes	34,282		44,749	(7)	79,031
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	172,652		77,511	(8)	250,163
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.70		$0.31	(8)	$1.01

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 17% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$172,652	$0.70
Add:
Amortization	108,730	0.43
Share-based compensation	19,877	0.08
Special charges (recoveries)	73,884	0.30
Other (income) expense, net	(80,231)	(0.32)
GAAP-based provision for income taxes	34,282	0.14
Non-GAAP-based provision for income taxes	(79,031)	(0.32)
Non-GAAP-based net income, attributable to OpenText	$250,163	$1.01
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2026
GAAP-based net income, attributable to OpenText	$172,652
Add:
Provision for income taxes	34,282
Interest and other related expense, net	74,409
Amortization of acquired technology-based intangible assets	43,322
Amortization of acquired customer-based intangible assets	65,408
Depreciation	34,311
Share-based compensation	19,877
Special charges (recoveries)	73,884
Other (income) expense, net	(80,231)
Adjusted EBITDA	$437,914

GAAP-based net income margin	13.5%
Adjusted EBITDA margin	34.1%

Reconciliation of Free Cash Flows

Three Months Ended March 31, 2026
GAAP-based cash flows provided by operating activities	$354,593
Add:
Capital expenditures (1)	(49,720)
Free cash flows	$304,873

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2026 (In thousands, except for per share data)
	Nine Months Ended March 31, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$519,829		$(4,819)	(1)	$515,010
Customer support	178,625		(2,929)	(1)	175,696
Professional service and other	189,084		(1,975)	(1)	187,109
Amortization of acquired technology-based intangible assets	131,730		(131,730)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,856,989	73.3%	141,453	(3)	2,998,442	76.9%
Operating expenses
Research and development	498,603		(11,234)	(1)	487,369
Sales and marketing	827,674		(23,056)	(1)	804,618
General and administrative	324,541		(14,777)	(1)	309,764
Amortization of acquired customer-based intangible assets	223,614		(223,614)	(2)	—
Special charges (recoveries)	114,141		(114,141)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	762,917		528,275	(5)	1,291,192
Other income (expense), net	80,187		(80,187)	(6)	—
Provision for income taxes	120,815		132,731	(7)	253,546
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	487,359		315,357	(8)	802,716
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.94		$1.25	(8)	$3.19

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 20% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$487,359	$1.94
Add (deduct):
Amortization	355,344	1.41
Share-based compensation	58,790	0.23
Special charges (recoveries)	114,141	0.46
Other (income) expense, net	(80,187)	(0.32)
GAAP-based provision for income taxes	120,815	0.48
Non-GAAP-based provision for income taxes	(253,546)	(1.01)
Non-GAAP-based net income, attributable to OpenText	$802,716	$3.19

Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2026
GAAP-based net income, attributable to OpenText	$487,359
Add:
Provision for income taxes	120,815
Interest and other related expense, net	234,750
Amortization of acquired technology-based intangible assets	131,730
Amortization of acquired customer-based intangible assets	223,614
Depreciation	105,499
Share-based compensation	58,790
Special charges (recoveries)	114,141
Other (income) expense, net	(80,187)
Adjusted EBITDA	$1,396,511

GAAP-based net income margin	12.5%
Adjusted EBITDA margin	35.8%
Reconciliation of Free Cash Flows

Nine Months Ended March 31, 2026
GAAP-based cash flows provided by operating activities	$821,015
Add:
Capital expenditures (1)	(135,469)
Free cash flows	$685,546

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2025 (In thousands, except for per share data)
	Three Months Ended December 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$170,252		$(1,597)	(1)	$168,655
Customer support	58,497		(1,087)	(1)	57,410
Professional service and other	62,537		(822)	(1)	61,715
Amortization of acquired technology-based intangible assets	44,204		(44,204)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	982,200	74.0%	47,710	(3)	1,029,910	77.6%
Operating expenses
Research and development	158,309		(4,839)	(1)	153,470
Sales and marketing	287,995		(7,837)	(1)	280,158
General and administrative	110,111		(5,050)	(1)	105,061
Amortization of acquired customer-based intangible assets	78,645		(78,645)	(2)	—
Special charges (recoveries)	20,118		(20,118)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	291,755		164,199	(5)	455,954
Other income (expense), net	2,932		(2,932)	(6)	—
Provision for income taxes	47,334		43,080	(7)	90,414
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	168,091		118,187	(8)	286,278
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.66		$0.47	(8)	$1.13

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 22% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$168,091	$0.66
Add:
Amortization	122,849	0.49
Share-based compensation	21,232	0.08
Special charges (recoveries)	20,118	0.08
Other (income) expense, net	(2,932)	(0.01)
GAAP-based provision for income taxes	47,334	0.19
Non-GAAP-based provision for income taxes	(90,414)	(0.36)
Non-GAAP-based net income, attributable to OpenText	$286,278	$1.13
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2025
GAAP-based net income, attributable to OpenText	$168,091
Add:
Provision for income taxes	47,334
Interest and other related expense, net	79,227
Amortization of acquired technology-based intangible assets	44,204
Amortization of acquired customer-based intangible assets	78,645
Depreciation	35,267
Share-based compensation	21,232
Special charges (recoveries)	20,118
Other (income) expense, net	(2,932)
Adjusted EBITDA	$491,186

GAAP-based net income margin	12.7%
Adjusted EBITDA margin	37.0%
Reconciliation of Free Cash Flows

Three Months Ended December 31, 2025
GAAP-based cash flows provided by operating activities	$318,659
Add:
Capital expenditures (1)	(39,215)
Free cash flows	$279,444

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2025 (In thousands, except for per share data)
	Three Months Ended March 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$174,186		$(1,846)	(1)	$172,340
Customer support	61,733		(812)	(1)	60,921
Professional service and other	65,487		(922)	(1)	64,565
Amortization of acquired technology-based intangible assets	47,199		(47,199)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	898,254	71.6%	50,779	(3)	949,033	75.7%
Operating expenses
Research and development	197,333		(4,737)	(1)	192,596
Sales and marketing	260,102		(6,842)	(1)	253,260
General and administrative	115,718		(7,841)	(1)	107,877
Amortization of acquired customer-based intangible assets	79,683		(79,683)	(2)	—
Special charges (recoveries)	3,854		(3,854)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	209,090		153,736	(5)	362,826
Other income (expense), net	(26,578)		26,578	(6)	—
Provision for income taxes	10,842		57,320	(7)	68,162
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	92,805		122,994	(8)	215,799
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.35		$0.47	(8)	$0.82

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$92,805	$0.35
Add:
Amortization	126,882	0.49
Share-based compensation	23,000	0.09
Special charges (recoveries)	3,854	0.01
Other (income) expense, net	26,578	0.10
GAAP-based provision for income taxes	10,842	0.04
Non-GAAP-based provision for income taxes	(68,162)	(0.26)
Non-GAAP-based net income, attributable to OpenText	$215,799	$0.82

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2025
GAAP-based net income, attributable to OpenText	$92,805
Add:
Provision for income taxes	10,842
Interest and other related expense, net	78,816
Amortization of acquired technology-based intangible assets	47,199
Amortization of acquired customer-based intangible assets	79,683
Depreciation	32,474
Share-based compensation	23,000
Special charges (recoveries)	3,854
Other (income) expense, net	26,578
Adjusted EBITDA	$395,251

GAAP-based net income margin	7.4%
Adjusted EBITDA margin	31.5%

Reconciliation of Free Cash Flows

Three Months Ended March 31, 2025
GAAP-based cash flows provided by operating activities	$402,241
Add:
Capital expenditures (1)	(28,412)
Free cash flows	$373,829

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2025 (In thousands, except for per share data)
	Nine Months Ended March 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$521,731		$(6,828)	(1)	$514,903
Customer support	186,963		(3,293)	(1)	183,670
Professional service and other	200,443		(3,509)	(1)	196,934
Amortization of acquired technology-based intangible assets	141,646		(141,646)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,786,588	72.2%	155,276	(3)	2,941,864	76.3%
Operating expenses
Research and development	568,753		(20,560)	(1)	548,193
Sales and marketing	779,913		(27,380)	(1)	752,533
General and administrative	321,804		(21,349)	(1)	300,455
Amortization of acquired customer-based intangible assets	242,235		(242,235)	(2)	—
Special charges (recoveries)	66,228		(66,228)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	711,131		533,028	(5)	1,244,159
Other income (expense), net	6,382		(6,382)	(6)	—
Provision for income taxes	63,618		175,768	(7)	239,386
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	407,035		350,878	(8)	757,913
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.53		$1.32	(8)	$2.85

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 14% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$407,035	$1.53
Add (deduct):
Amortization	383,881	1.45
Share-based compensation	82,919	0.31
Special charges (recoveries)	66,228	0.25
Other (income) expense, net	(6,382)	(0.02)
GAAP-based provision for income taxes	63,618	0.24
Non-GAAP-based provision for income taxes	(239,386)	(0.90)
Non-GAAP-based net income, attributable to OpenText	$757,913	$2.85

Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2025
GAAP-based net income, attributable to OpenText	$407,035
Add:
Provision for income taxes	63,618
Interest and other related expense, net	246,713
Amortization of acquired technology-based intangible assets	141,646
Amortization of acquired customer-based intangible assets	242,235
Depreciation	96,524
Share-based compensation	82,919
Special charges (recoveries)	66,228
Other (income) expense, net	(6,382)
Adjusted EBITDA	$1,340,536

GAAP-based net income margin	10.6%
Adjusted EBITDA margin	34.7%
Reconciliation of Free Cash Flows

Nine Months Ended March 31, 2025
GAAP-based cash flows provided by operating activities	$672,427
Add:
Capital expenditures (1)	(108,997)
Free cash flows	$563,430

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	26%	14%	23%	12%
GBP	5%	6%	5%	6%
CAD	3%	14%	3%	11%
USD	55%	42%	58%	48%
Other	11%	24%	11%	23%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2026		Nine Months Ended March 31, 2025
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	25%	14%	23%	12%
GBP	5%	6%	5%	6%
CAD	3%	13%	3%	11%
USD	56%	44%	58%	48%
Other	11%	23%	11%	23%
Total	100%	100%	100%	100%
(1)Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).